                                                                 EXHIBIT 99.3



                         ART FLORIDA PORTFOLIO I, LTD.

         COMBINED STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES

                       FOR THE QUARTER ENDED MARCH, 1998

                                                                  PROPERTIES
                                  ------------------------------------------------------------------------------------
                                  Governor's
                                    Square            Oak Hill              Stonegate        Villager       White Pines    Total
                                  ----------          --------              ---------        --------       -----------   --------

REVENUES:
 Net Rental Revenues ............  $244,793           $132,639               $57,660          $43,921        $24,855      $503,868
 Other Revenues .................    10,598              4,179                 3,504            1,188          1,961        21,430
                                  ---------           --------               -------          -------        -------      --------
    Total Revenues ..............   255,391            136,818                61,164           45,109         26,816       525,298

DIRECT OPERATING EXPENSES:
 Personnel Expense ..............    20,850             12,227                 7,550            4,158          4,156        48,941
 Property Management Fee ........    10,215              5,473                 2,451            1,796          1,073        21,008
 Administrative Expense .........     3,065              1,467                 1,535              936            789         7,792
 Leasing Expense ................     2,541              1,840                   889              438            459         6,167
 Utility Expense ................    11,544              3,926                 2,198            3,204          1,690        22,562
 Service Expense ................     8,127              5,061                 3,535              962          2,069        19,754
 Cleaning and Decorating
  Expense .......................     2,690              2,145                 1,600              445            996         7,876
 Repairs and Maintenance
  Expense .......................     2,998              1,492                 1,040            1,017            (38)        6,509
 Property Taxes .................    18,618             12,891                 4,470            2,775          2,214        40,968
 Property Insurance .............     3,789              4,213                 1,075              741            674        10,492
                                  ---------           --------               -------          -------        -------      --------
    Total Direct
     Operating Expenses .........    84,437             50,735                26,343           16,472         14,082       192,069
                                  ---------           --------               -------          -------        -------      --------

REVENUES IN EXCESS OF
 DIRECT OPERATING EXPENSES        $ 170,954           $ 86,083               $34,821          $28,637        $12,734      $333,229
                                  =========           ========               =======          =======        =======      ========